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                                                                     EXHIBIT 5.1

                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                                February 18, 2000


E Com Ventures, Inc.
11701 N.W. 101st Road
Miami, Florida  33178

         Re: Registration of 1,500,000  Additional Shares of Common Stock under the E Com Ventures, Inc. 1991 Stock Option Plan, as amended
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Ladies and Gentlemen:

         On the date hereof, E Com Ventures, Inc., a Florida corporation (the "Company"), transmitted for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance, offering and/or sale by the Company of up to 1,500,000 additional shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to stock options, (collectively, "Options") granted or to be granted under the Company's 1991 Stock Option Plan, as amended (the "Plan"). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing the Plan and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 1,500,000 shares of authorized and unissued Common Stock from which the 1,500,000 Shares may be issued pursuant to Options granted under the Plan. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance pursuant to Options, and assuming that the Company's consideration for Shares issued pursuant to Options is actually received by the Company in accordance with the Plan, we are of the opinion that the Shares of Common Stock issued pursuant to the Options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion in the above referenced Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                             /s/ GREENBERG TRAURIG, P.A.